Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

OTK ASSOCIATES, LLC, directly on its own behalf and derivatively on behalf of MORGANS HOTEL GROUP CO.,

Plaintiff,

v.

ROBERT FRIEDMAN; THOMAS L. HARRISON; MICHAEL D. MALONE; MICHAEL J. GROSS; RONALD W. BURKLE; JEFFREY M. GAULT; ANDREW SASSON; YUCAIPA AMERICAN ALLIANCE FUND II, L.P., a Delaware Limited Partnership; YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P., a Delaware Limited Partnership; YUCAIPA AGGREGATOR HOLDINGS, LLC, a Delaware Limited Liability Company; and THE YUCAIPA COMPANIES LLC, a Delaware Limited Liability Company,

Defendants,

and

MORGANS HOTEL GROUP CO., a Delaware Corporation,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 8447-VCL

NOTICE OF PENDENCY OF DERIVATIVE ACTION,

PROPOSED SETTLEMENT OF DERIVATIVE ACTION,

SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO: ALL RECORD AND BENEFICIAL HOLDERS OF SHARES OF COMMON STOCK OF MORGANS HOTEL GROUP CO. (“MORGANS”) AT THE CLOSE OF BUSINESS ON MAY 5, 2014 (THE “CURRENT STOCKHOLDERS”). BROKERAGE FIRMS, BANKS, AND OTHER PERSONS OR ENTITIES WHO HELD MORGANS SHARES OF RECORD ON MAY 5, 2014 WHO ARE NOT ALSO BENEFICIAL OWNERS, ARE DIRECTED TO FORWARD THIS NOTICE PROMPTLY TO THE BENEFICIAL OWNERS OF SUCH SHARES, OR REQUEST MORGANS TO DO SO (SEE SECTION AT THE END OF THIS NOTICE ENTITLED “NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS”).

The purpose of this Notice is to inform you about: (i) the pendency of the above-captioned shareholder derivative action (the “Delaware Action”), which is being prosecuted by OTK Associates, LLC (“OTK”) directly on its own behalf and derivatively on behalf of and for the benefit of Morgans in the Court of Chancery of the State of Delaware (the “Court”); (ii) a proposed partial settlement of the Delaware Action and settlement of three other actions pending in New York federal and state courts (the “Settlement”), subject to Court approval in Delaware and subject to other conditions of the Settlement being satisfied, i.e., the Effective Date occurs, as provided in a Stipulation of Settlement (the “Stipulation”) that was filed with the Court and is publicly available for review as indicated at paragraph 51 below; (iii) the hearing that the Court will hold on July 23, 2014 to determine whether to approve the Settlement and to consider the application for an award of Delaware Plaintiffs’ Counsel’s fees and expenses; and (iv) Current Stockholders’ rights with respect to the proposed Settlement and the application for an award of Delaware Plaintiffs’ Counsel’s fees and expenses.1

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE DELAWARE ACTION.

[1]	All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation.

The Stipulation was entered into as of May 5, 2014 between and among OTK, Morgans, Morgans Group LLC, Robert Friedman (“Friedman”), Jeffrey M. Gault (“Gault”), Andrew Sasson (“Sasson”), Ronald W. Burkle (“Burkle”), Yucaipa American Alliance Fund II, L.P., Yucaipa American Alliance (Parallel) Fund II, L.P., Yucaipa Aggregator Holdings, LLC, The Yucaipa Companies LLC, Vintage Deco Hospitality LLC (these entities collectively, the “Yucaipa Parties”), Jason T. Kalisman (“Kalisman”), Michael E. Olshan (“M. Olshan”), Andrea L. Olshan (“A. Olshan”), Mahmood Khimji (“Khimji”), Jonathan Langer (“Langer”), Parag Vora (“Vora”) and John T. Dougherty (“Dougherty”). (All the foregoing persons and entities collectively being referred to as the “Settling Parties” and individually as a “Settling Party”). The Stipulation and the Settlement embodied therein is subject to the approval of the Court pursuant to Delaware Chancery Court Rule 23.1.

Because the Delaware Action was brought as a derivative action on behalf of and for the benefit of Morgans, the benefits from the Settlement will go to Morgans. Individual Morgans stockholders will not receive any direct payment from the Settlement.

WHAT IS THE PURPOSE OF THIS NOTICE?

1. The purpose of this Notice is to explain the Delaware Action and the three other actions pending in New York federal and state courts, the terms of the proposed Settlement, and how the proposed Settlement affects Morgans stockholders’ legal rights.

2. In a derivative action, such as the Delaware Action, one or more people and/or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights. In contrast, the three actions pending in New York are brought directly by the plaintiffs in those actions against either Morgans, Morgans Group LLC or OTK and the Current Directors of Morgans (as that term is defined in ¶ 14 below).

3. As described more fully in paragraphs 48—50 below, Current Stockholders have the right to object to the proposed Settlement and the application for an award of Delaware Plaintiffs’ Counsel’s fees and expenses. They have the right to appear and be heard at the Settlement Hearing, which will be held before The Honorable J. Travis Laster on July 23, 2014, at 2:00 p.m., at New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801. At the Settlement Hearing, the Court will (a) determine whether OTK and Delaware Plaintiffs’ Counsel have adequately represented the interests of Morgans and its stockholders; (b) determine whether the Settlement, as embodied in the Stipulation, should be approved by the Court as fair, reasonable, adequate, and in the best interests of Morgans and its stockholders; (c) determine whether the Court should enter a Judgment substantially in the form attached as Exhibit C to the Stipulation dismissing the Delaware Action with prejudice as against the Delaware Settling Defendants, and releasing, barring, and enjoining prosecution of any and all Delaware Released Claims against the Delaware Releasees; (d) consider the application for an award of Delaware Plaintiffs’ Counsel’s attorneys’ fees and expenses incurred in the Delaware Action; (e) hear and determine any objections to the Settlement or the application for an award of Delaware Plaintiffs’ Counsel’s fees and expenses; and (f) rule on such other matters as the Court may deem appropriate.

4. The Court has reserved the right to adjourn or continue the Settlement Hearing, including consideration of the application for an award of Delaware Plaintiffs’ Counsel’s fees and expenses, without further notice to you other than by announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Settling Parties and without further notice of any kind.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING DESCRIPTION OF THE DELAWARE ACTION, THE ACTIONS PENDING IN NEW YORK FEDERAL AND STATE COURT AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE SETTLING PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.

5. The Settlement will enable the Settling Parties to settle four actions, each of which is described below.

A. The Delaware Action

6. On March 30, 2013, a proposed transaction (the “Yucaipa Transaction”) was presented to Morgans’ Board of Directors, whose members at the time consisted of Kalisman, Friedman, Gault, Sasson, Thomas L. Harrison (“Harrison”), Michael D. Malone (“Malone”), Michael J. Gross (“Gross”) and Burkle. The Yucaipa Transaction consisted of a series of related agreements (the “Yucaipa Transaction Documents”) between, among others, Morgans and various entities affiliated with Burkle, including Yucaipa American Alliance Fund II, L.P., Yucaipa American Alliance (Parallel) Fund II, L.P. and Yucaipa Aggregator Holdings, LLC (collectively, the “Yucaipa Transaction Parties”).

7. Under the terms of the Yucaipa Transaction Documents, Morgans would, among other things, transfer to certain of the Yucaipa Transaction Parties two of its assets (in particular, its ownership interest in the Delano South Beach Hotel and in TLG Acquisition, LLC) in exchange for all the Morgans securities that those Yucaipa Transaction Parties then held and would enter into a long-term management agreement with respect to the Delano South Beach Hotel, as well as commence a $100 million rights offering that certain of the Yucaipa Transaction Parties would backstop through the potential purchase of the Morgan securities issued in conjunction with the rights offering. The Yucaipa Transaction Documents included provisions for payment of a $9 million break-up fee and damages to certain of the Yucaipa Transaction Parties if the Yucaipa Transaction was not consummated under certain circumstances set forth in the Yucaipa Transaction Documents.

8. At the March 30, 2013 meeting of Morgans’ Board of Directors, a majority of the Board members voted to approve the Yucaipa Transaction and also agreed to change the record date and the meeting date for Morgans’ Annual Meeting.

9. On April 1, 2013, Kalisman commenced the Delaware Action on behalf of Morgans against Harrison, Malone, Gross, Gault, Friedman, Sasson and Burkle (collectively, the “Former Director Defendants”), the Yucaipa Transaction Parties and The Yucaipa Companies LLC (these Yucaipa entities collectively, the “Yucaipa Defendants”), and moved for expedited proceedings, a temporary restraining order and a preliminary injunction. On April 4, 2013, OTK moved to intervene in the Delaware Action. The Court granted OTK’s motion to intervene on April 5, 2103, and, on that same day, OTK filed its Verified Complaint in Intervention purporting to assert both direct claims and derivative claims on Morgans’ behalf.

10. On April 12, 2013, Kalisman and OTK moved for leave to file an amended and supplemental complaint (the “Amended Complaint”), which the Court granted on April 16, 2013. The Amended Complaint purported to assert claims, both directly and derivatively on behalf of Morgans, against the Former Director Defendants, the Yucaipa Defendants and Morgans. The Amended Complaint’s claims arose primarily from the Morgans Board of Directors’ consideration and approval of the Yucaipa Transaction and alleged that (a) the Former Director Defendants breached their fiduciary duties through various actions purportedly taken in connection with their approval of the Yucaipa Transaction, including supposedly failing to provide Kalisman with reasonable notice of the Board and Special Transaction Committee meetings to approve the Yucaipa Transaction, creating an allegedly unauthorized sub-committee of the Special Transaction Committee that excluded Kalisman and recommended the Yucaipa Transaction to the Board of Directors, and allegedly “accelerating” approval of the Yucaipa Transaction, “delaying” the 2013 Annual Meeting and “resetting the record date” for the 2013 Annual Meeting for the purported purpose of disrupting the “proxy contest launched by OTK” and failing to hold an annual meeting within thirteen months of the prior meeting; (b) the Former Director Defendants breached their fiduciary duties by approving the Yucaipa Transaction which did not reflect either a fair price or a fair process; (c) certain of the Yucaipa Defendants and Burkle breached fiduciary duties owed to Morgans and its stockholders by “orchestrating” the approval of the Yucaipa Transaction and “delaying” the 2013 Annual Meeting and the record date and other Yucaipa Defendants “aided” and “abetted” the breach of fiduciary duties by the Former Director Defendants and certain of the other Yucaipa Defendants; and (d) Morgans breached its duty to provide Kalisman with access to information requested in his position as a Morgans director. The Amended Complaint sought various forms of relief, including enjoining the Yucaipa Transaction, invalidating the Board of Directors’ approval of the Yucaipa Transaction and its decision to reschedule the Annual Meeting and reset the record date for the 2013 Annual Meeting, and awarding Morgans damages in an unspecified amount.

11. On April 12, 2013, plaintiffs Kalisman and OTK moved for a preliminary injunction order to enjoin defendants from (a) postponing the previously scheduled May 15, 2013 date for the 2013 Annual Meeting and the related record date of March 22, 2013 and (b) implementing the Yucaipa Transaction.

12. Following plaintiffs’ motion and pursuant to a scheduling order set by the Court on April 19, 2013, the parties to the Delaware Action engaged in expedited factual discovery directed to the issues to be addressed at the preliminary injunction hearing. Among other discovery, documents requests were served on various parties and subpoenas were served on 10 nonparties, resulting in the production of over 300,000 pages of documents. In addition, eleven depositions were taken — six of parties and five of nonparties. The parties also engaged in motion practice to compel the production of documents withheld on grounds of attorney-client and other evidentiary privileges, resulting in the Court issuing decisions on April 17, 2013 and May 8, 2013.

13. On May 13, 2013, the Court held a hearing on plaintiffs’ preliminary injunction motion and on May 14, 2013, the Court issued its “Order Granting Preliminary Injunction” which prohibited Morgans from “taking any steps to” (a) “implement defendants’ purported decision to postpone the annual meeting of stockholders or change the record for the annual meeting” and (b) “consummate” the Yucaipa Transaction “until the earlier of (i) a trial on the merits or (ii) a decision by the board of directors with respect to the Yucaipa [Transaction] made at a properly noticed meeting after due deliberation and … after receiving a favorable recommendation from the Special Transaction Committee.” The Court’s Order permitted Morgans to convene its Annual Meeting on the originally scheduled May 15, 2013 date and then adjourn it for not more than 30 days. The Court further determined that all claims asserted by plaintiffs, including those resolved on a preliminary basis by the Court in its May 14, 2013 Order, were subject to final resolution following a trial to be scheduled sometime in the future.

14. On June 14, 2013, at Morgans’ Annual Meeting held pursuant to the schedule approved by the Court, Morgans’ stockholders elected Kalisman, M. Olshan, A. Olshan, Khimji, Langer, Vora and Dougherty to serve as the members of Morgans’ Board of Directors (the “Current Directors”).

15. On June 26, 2013, plaintiff OTK moved for leave to file a Second Amended and Supplemental Complaint (the “Second Amended Complaint”) which was granted, without opposition, by the Court on July 9, 2013. The Second Amended Complaint excluded Kalisman as a plaintiff but continued to assert claims, both directly and derivatively on behalf of Morgans, against all persons and entities previously named as defendants in the Amended Complaint, except that no claims were made against Morgans. Among other things, the Second Amended Complaint asserted a claim against Burkle for allegedly aiding and abetting the other Former Director Defendants in breaching their fiduciary duties by approving the Yucaipa Transaction “following an unfair process and at an unfair price.” In addition, the Second Amended Complaint sought a declaratory judgment that the Yucaipa Transaction was not enforceable either because (a) the Board of Director’s March 30, 2013 vote approving the Transaction was “invalid as a matter of law” or (b) the Yucaipa Defendants repudiated the Yucaipa Transaction by announcing that the Yucaipa Transaction was not binding and by imposing “an additional and material condition on Yucaipa’s willingness to perform” under the Yucaipa Transaction Documents.

16. On July 17, 2013, Kalisman and OTK filed in the Delaware Action a motion for an interim award of approximately $2.7 million in attorneys’ fees and expenses incurred by their counsel prior to June 1, 2013 from the prosecution of the Delaware Action. Morgans informed the Court that it took no position on the motion and, at the Court’s direction, distributed a notice to the record holders of its stock informing them of the fee application and their right to object or otherwise be heard with respect thereto. After no objections were filed, the Court issued an order on October 28, 2103 and an amended order on October 31, 2013 granting the interim fee award.

17. On July 19, 2013, OTK filed a motion, in response to an action commenced by certain of the Yucaipa Defendants in New York State court concerning the Yucaipa Transaction (described more fully below in Section B ), to hold those Yucaipa Defendants in contempt and to enjoin them from litigating the enforceability of any of the Yucaipa Transaction Documents in any forum other than the Delaware Court of Chancery. The Court subsequently denied that motion in a decision issued on November 14, 2013.

18. On July 23, and August 22, 2013, certain defendants filed motions to dismiss the Second Amended Complaint. On August 22, 2013, Morgans and Harrison filed their respective answers to the Second Amended Complaint. Morgans’ answer asserted that, as a nominal defendant, no response to the allegations was required and otherwise denied the claims to the extent they could be construed as direct claims against Morgans.

19. On October 1, 2013, the Court issued a pre-trial scheduling order setting dates, among other things, for the conclusion of fact and expert discovery, the filing of possible summary judgment motions and the scheduling of a trial, if warranted, for May 12 through 16, 2014, which trial date was subsequently rescheduled for June 16 to 20, 2014.

20. Following the issuance of that scheduling order, the parties resumed factual discovery. Among other things, document requests and subpoenas were issued to various parties and non-parties, resulting in the production of over 500,000 pages of documents. Moreover, eleven depositions were taken, including depositions of those Former Director Defendants who had previously not been deposed, as well as depositions of certain OTK representatives, Morgans officers, employees of the Yucaipa Defendants and certain non-parties knowledgeable about the Yucaipa Transaction.

21. On January 21, 2014, the Court granted the unopposed motion to dismiss, with prejudice, Gross as a defendant in the Delaware Action, provided that nothing in the dismissal order “affect[ed] the right of Morgans or any Morgans stockholder to assert any claims against Gross arising from any criminal conduct or willful bad faith acts by Gross of which Jason Kalisman was not aware as of the effective date of the Separation Agreement.”

22. On February 5, 2014, the Court issued its decision on the defendants’ pending motions to dismiss, in which it denied all the motions except to the extent it granted the dismissal of the portion of Count IX of the Second Amended Complaint that asserted that the Yucaipa Defendants had repudiated the Yucaipa Transaction.

23. As of February 28, 2014, when the Settling Parties entered the Memorandum of Understanding (“MOU”), discussed more fully below in Section E, the parties were engaged in costly and expensive factual and expert discovery. Furthermore, if the Delaware Action continued, it would entail substantially greater expense. For example, one or more defendants in the Delaware Action stated that they intended to seek summary judgment in their favor, the outcome of which was uncertain. In addition, to the extent the Delaware Action was not fully resolved by summary judgment, there existed the prospect of further motion practice and a trial, the outcome of which was also uncertain.

B. The Securities Action

24. On June 27, 2013, an action entitled Yucaipa American Alliance Fund II L.P., et al. v. Morgans Hotel Group Co., et al., Index No. 652294/2013 (NY Sup.) (the “Securities Action”) was commenced in New York State Supreme Court by Yucaipa American Alliance Fund II, L.P., Yucaipa American Alliance (Parallel) Fund II, L.P., Yucaipa Aggregator Holdings, LLC, and Vintage Deco Hospitality LLC (collectively, the “Securities Plaintiffs”) against Morgans and Morgans Group LLC (collectively, the “Morgans Parties”).

25. The Securities Plaintiffs alleged that the Morgans Parties had, among other things, breached their obligations under the Yucaipa Transaction Documents by failing to proceed with the Yucaipa Transaction, had breached certain representations and warranties made in the Yucaipa Transaction Documents and breached their duty of good faith and fair dealing. The Securities Plaintiffs demanded a variety of monetary damages, including the $9 million break-up fee as well as indemnification for costs and expenses associated with the Yucaipa Transaction.

26. On July 22, 2013, the Morgans Parties filed a motion in the Securities Action to stay the action pending the disposition of the Delaware Action, on the grounds that both actions raise substantially similar issues between the same parties, or else to dismiss the Securities Action outright. On January 29, 2014, the court in the Securities Action denied the Morgans Parties’ motion on a “without prejudice” basis. The Morgans Parties answered the complaint on February 26, 2014.

27. Prior to the execution of the MOU, the Securities Plaintiffs had informed Morgans that their claimed monetary damages, over and above the $9 million break-up fee, are in excess of $6 million. In addition, the parties expected that they would engage in costly and expensive discovery and trial practice in the Securities Action, the outcome of which was uncertain.

C. The Proxy Action

28. On July 1, 2013, an action entitled Burkle v. OTK Associates, LLC, et al., Case No. 13-CIV-4557 (S.D.N.Y.) (the “Proxy Action”) was commenced in the United States District Court for the Southern District of New York by Burkle against OTK and the Current Directors (collectively, the “Proxy Defendants”).

29. In the Proxy Action, Burkle claimed that the Proxy Defendants had violated the federal securities laws by making certain alleged misstatements in proxy materials issued in connection with Morgans’ 2013 Annual Meeting. As relief, Burkle sought an order scheduling a new board election.

30. On August 30, 2013, Burkle filed a motion for preliminary injunction requesting that the Proxy Defendants be ordered to call a stockholders’ meeting and to schedule a new Board of Directors election. On that same date, the Proxy Defendants filed a motion to dismiss Burkle’s complaint.

31. On November 13, 2013, the court in the Proxy Action denied Burkle’s motion for a preliminary injunction.

32. On February 25, 2014, the court in the Proxy Action entered an order directing the parties to make summary judgment submissions within thirty days, which submissions the parties believed would require significant effort and expense.

D. The Observer Action

33. On October 4, 2013, an action entitled Yucaipa American Alliance Fund II L.P., et al. v. Morgans Hotel Group Co., Index No. 653455/2013 (NY Sup.) (the “Observer Action”) was commenced in New York State Supreme Court by Yucaipa American Alliance Fund II, L.P. and Yucaipa American Alliance (Parallel) Fund II, L.P., (the “Observer Plaintiffs”) against Morgans.

34. In their complaint, the Observer Plaintiffs claimed that Morgans has breached the terms of a Securities Purchase Agreement dated October 15, 2009, by not providing certain alleged “observer” rights to the Observer Plaintiffs in connection with Morgans’ meetings of its Board of Directors.

35. Morgans has answered the complaint and served discovery requests in the Observer Action.

E. The Memorandum of Understanding

36. In mid- and late-February 2014, a member of Morgans’ Board of Directors held discussions with Burkle and his advisors to attempt to negotiate a settlement of all claims asserted by or against OTK, the Morgans Parties, the Current Directors, Burkle and the Yucaipa Parties in the Delaware Action, the Securities Action, the Proxy Action and the Observer Action (collectively, the “Actions”). After those discussions commenced, Morgans, in cooperation with OTK, entered into negotiations with the other Former Director Defendants (excluding Gross) to settle the claims asserted against them in the Delaware Action on mutually acceptable terms. Defendants Friedman, Gault and Sasson (the “Settling Former Directors”) agreed to participate in a settlement. Defendants Harrison and Malone, however, chose not to participate in the settlement and the Delaware Action will continue as against them.

37. A condition of the willingness of Burkle and the Yucaipa Parties to participate in a settlement was that Morgans would, by February 28, 2014, repurchase from certain Yucaipa entities $88 million principal amount of Morgans’ 2.375% Senior Subordinated Convertible Notes Due 2014 (the “Notes”) at par value plus accrued interest thereon, which Notes would otherwise be due on October 15, 2014 and were not subject to early repayment at Morgans’ option.

38. On February 28, 2014, Morgans effected the repurchase of the Notes. Separately, on that same date, the Settling Parties executed a binding MOU, setting forth the terms for a settlement of the Actions, subject to the negotiation and execution of the Stipulation and approval by the Court of the Stipulation and the Settlement embodied therein. The MOU was filed with the Court on March 21, 2014.

WHAT ARE THE TERMS OF THE SETTLEMENT?

39. As consideration for the Settlement:

a.	Morgans will pay to the Securities Plaintiffs an amount equal to $3 million less the aggregate amount of any reasonable and necessary attorneys’ fees and expenses incurred by Burkle in his defense of the Delaware Action that are paid to him by Morgans’ Insurers prior to the Effective Date (the “Securities Action Payment”);

b.	Burkle will pay to Morgans the amount of all insurance proceeds he recovers from Morgans’ Insurers after the Effective Date for the reasonable and necessary attorneys’ fees and expenses that he incurred in defense of the Delaware Action and assign to Morgans any claims he may have against Morgans’ Insurers relating to any such reasonable and necessary attorneys’ fees and expenses that Morgans’ Insurers may fail to pay Burkle;

c.	To the extent not paid by Morgans’ Insurers, Morgans will pay the amount of any reasonable and necessary attorneys’ fees and expenses incurred by the Settling Former Directors in defending the Delaware Action, subject to the Settling Former Directors’ assignment to Morgans of any claims they have against Morgans’ Insurers relating to any such unpaid amounts;

d.	The Settling Former Directors will pay to Morgans a portion of the Securities Action Payment (which cannot presently be quantified because the amount depends on the resolution of pending claims submitted to Morgans’ Insurers) unless Mogans’ Insurers pay such amounts to Morgans or the Settling Former Directors assign to Morgans any claims they have against Morgans’ Insurers relating to any such amounts that Morgans’ Insurers fail to pay;

e.	Plaintiffs and defendants in each of the Actions, apart from former director defendants Harrison and Malone who chose not to participate in the MOU or the Settlement and against whom the Delaware Action continues, will exchange releases that release the parties and certain of their affiliates from claims arising from the subject matters of each of the Actions; and

f.	Each of the Actions will be dismissed with prejudice and on the merits with each party bearing its own costs, except as to Harrison and Malone against whom the Delaware Action will continue, and as otherwise provided in the Stipulation.

WHAT ARE THE SETTLING PARTIES’ REASONS FOR THE SETTLEMENT?

40. OTK and Morgans’ Current Directors (as that term is defined in ¶ 14 above), with the advice of their respective counsel, have thoroughly considered the facts and law in connection with OTK’s claims in the Delaware Action as well as the claims asserted in the other Actions. Although OTK believes that its claims have merit, OTK and Morgans’ Current Directors recognize that the Court could adopt a different view of the applicable legal standard or of the underlying evidence, and could enter judgment for the defendants in the Delaware Action. In addition, OTK and Morgans’ Current Directors have considered the possibility that the Securities Plaintiffs could succeed on their claims, thereby potentially exposing Morgans to over $15 million in damages, which, depending on the outcome of the Delaware Action, might not be recoverable from either defendants in the Delaware Action or from Morgans’ Insurers. OTK and Morgans’ Current Directors also considered the continuing and substantial costs of the Actions to Morgans and the drain of those Actions on management and Morgans’ resources, as well as the uncertainty that they created for Morgans’ business. OTK and Morgans’ Current Directors also considered the expense and length of the continued proceedings necessary to resolve the claims in all the Actions as well as the uncertainty of any appeals. In addition, OTK and Morgans’ Current Directors considered the likelihood that any payments by Morgans under the Settlement may be covered by its Insurer Policies. Morgans’ Current Directors further considered that Burkle’s and the Yucaipa Parties’ desire for the early repurchase of the Notes presented an opportunity to settle all the Actions at this time on favorable terms while also allowing Morgans to avoid the interest expense it would otherwise incur on the Notes if they could not be retired prior to maturity.

41. In light of these considerations, OTK and Morgans’ Current Directors have determined that the proposed Settlement is fair, reasonable, adequate, and in the best interests of Morgans and its stockholders. The Settlement provides substantial immediate benefits to Morgans without the risk that continued litigation could result in obtaining similar or lesser relief for Morgans after continued extensive and expensive litigation, including trial and the appeals that were likely to follow.

42. The other Settling Parties believe that (a) to the extent they were named as a defendant in the Actions, they have substantial defenses to the claims alleged against them and have denied and continue to deny any allegations of wrongdoing, liability, or violation of any laws and the existence of any damages caused by them and (b) to the extent they were named as a plaintiff in the Actions, that their claims have merit and that they suffered injury caused by the defendant(s). Nevertheless, these other Settling Parties have concluded that further litigation in connection with the Actions would be time consuming and expensive, and after weighing the costs and uncertainties of continued litigation, have determined that the Actions should be fully and finally settled as to all Settling Parties in the manner and upon the terms and conditions set forth in the Stipulation, and that these terms and conditions are fair, reasonable, and adequate to Morgans and its Current Stockholders.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED?

WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

43. If the Settlement is approved, the Court will enter a judgment (the “Judgment”). Upon entry of the Judgment, the Delaware Action will be dismissed with prejudice as to those Settling Parties who are defendants in the Delaware Action (the “Delaware Settling Defendants”) and will continue against defendants Harrison and Malone. In addition, once the Judgment becomes effective,2 the other Actions will be dismissed in their entirety with prejudice. Furthermore, upon entry of the Judgment, the following releases will become effective in the Delaware Action:3

a. Release of Claims by Kalisman, OTK, Morgans and the Current Stockholders. Upon entry of the Judgment, Kalisman, OTK, Morgans and all Current Stockholders, on behalf of themselves and any other person or entity who could assert any of the Delaware Plaintiffs’ Released Claims on their behalf, in such capacity only, agree to, and shall be deemed to have, fully, finally, and forever released, settled, and discharged the Delaware Plaintiffs’ Released Claims against the Delaware Defendants’ Releasees.

“Delaware Plaintiffs’ Released Claims” means any and all Claims that are, have been, could have been, could now be, or in the future could, can, or might be asserted, in the Delaware Action or in any other court, tribunal, or proceeding by OTK and Kalisman, either directly or derivatively on behalf of Morgans, or any Current Stockholder derivatively on behalf of Morgans, or by Morgans directly against any of the Delaware Defendants’ Releasees, which, now or hereafter, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to the Second Amended Complaint or the Delaware Action, from the beginning of time through the date of this Stipulation, except for Claims relating to the enforcement of the Stipulation and the Settlement embodied therein. For the avoidance of doubt, the Delaware Plaintiffs’ Released Claims do not include any Claims that were, are or could be asserted by OTK, Kalisman, Morgans or Current Stockholders, either directly or derivatively on Morgans’ behalf, against Gross, Harrison and Malone in the Second Amended Complaint or the Delaware Action.

[2]	The “Effective Date” of the Settlement shall occur only if (a) the Court approves the Settlement, enters the Judgment and the Judgment becomes Final and (b) the Stipulation is not otherwise terminated for the reasons permitted therein. Should the Effective Date fail to occur, the Judgment entered in the Delaware Action will be vacated, the releases given will be voided and the Settling Parties will proceed as if the MOU and the Stipulation were never entered.
[3]	If the Court approves the Settlement, releases similar to those in the Delaware Action will be exchanged between the Settling Parties in the other Actions, but those releases do not directly preclude Morgans’ Current Stockholders (other than those who are Settling Parties) from asserting any claims or other rights they might possess.

“Delaware Defendants’ Releasees” means the Delaware Settling Defendants, any current or former officer or director of Morgans (excluding Gross, Harrison and Malone) and as to all of the foregoing and Morgans, each of their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors (excluding Gross, Harrison and Malone), managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants and associates. For the avoidance of doubt, the term “Delaware Defendants’ Releasees” shall not include Gross, Harrison and Malone individually or in any capacity or Morgans.

b. Release of Claims by the Delaware Settling Defendants. Upon entry of the Judgment, the Delaware Settling Defendants, on behalf of themselves and any other person or entity who could assert any of the Delaware Defendants’ Released Claims on their behalf, in such capacity only, agree to, and shall be deemed to have, fully, finally, and forever released, settled, and discharged the Delaware Defendants’ Released Claims against the Delaware Plaintiffs’ Releasees.

“Delaware Defendants’ Released Claims” means any and all Claims which, now or hereafter, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to the Second Amended Complaint or the Delaware Action, from the beginning of time through the date of this Stipulation, including any Claims that arise out of or relate in any way to the institution, prosecution, or settlement of the claims against the Delaware Settling Defendants in the Delaware Action, except for any Claims (x) by Burkle or the Settling Former Directors for advancement or indemnification of reasonable and necessary attorneys’ fees and expenses arising out of any litigation related to their assignment to Morgans of any Claims against Morgans’ Insurers or (y) relating to the enforcement of the Stipulation and the Settlement embodied therein.

“Delaware Plaintiffs’ Releasees” means Kalisman, OTK, Morgans, Current Stockholders and as to all of the foregoing, each of their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors (excluding Gross, Harrison and Malone), managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants and associates. For the avoidance of doubt, the term “Delaware Plaintiffs’ Releasees” shall not include Gross, Harrison and Malone individually or in any capacity.

c. Other Relevant Release Terms.

“Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule (including claims within the exclusive jurisdiction of the federal courts).

Release of Unknown Claims. With respect to all Released Claims, the Settling Parties stipulate and agree that they each expressly waive, and each of the Current Stockholders shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by any law of the United States, any law of any state, or principle of common law which governs or limits a person’s release of unknown claims, including all provisions, rights, and benefits conferred by California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR

and any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542. The Settling Parties acknowledge, and each of the Current Stockholders shall be deemed by operation of law to have acknowledged, that the foregoing waiver was separately bargained for and is a material element of the Settlement.

44. If the Settlement is approved and the Effective Date occurs, since Morgans will have released the Delaware Plaintiffs’ Released Claims described above against all of the Delaware Defendants’ Releasees, no Current Stockholder will be able to bring another action asserting those claims against those persons on behalf of Morgans.

45. If the Settlement is approved and the Judgment is entered, the Judgment will provide that, in accordance with 10 Del. C. § 6304(b), the Settlement embodied in the Stipulation will reduce the damages that Kalisman, OTK, Morgans or the Current Stockholders may recover against tortfeasors other than the Delaware Settling Defendants by the pro rata share of the Delaware Settling Defendants’ liability, if any, for the Claims alleged in the Second Amended Complaint or the Delaware Action.

46. Pending final determination of whether the Settlement should be approved, all proceedings in the Delaware Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, have been stayed and suspended. Pending final determination of whether the Settlement should be approved, all Settling Parties named in the Delaware Action and Current Stockholders are enjoined from filing, commencing, or prosecuting any Delaware Released Claims against the Delaware Releasees in the Delaware Action or in any other lawsuit in any jurisdiction. Notwithstanding the foregoing, OTK and/or Morgans may seek relief from the stay of proceedings in the Delaware Action with respect to defendants Harrison and/or Malone.

HOW WILL THE ATTORNEYS BE PAID?

47. OTK and Kalisman received an interim award of approximately $2.7 million for fees and expenses incurred by their counsel prior to June 1, 2013 for the prosecution of the Delaware Action. Since that time, they have not received any reimbursement for the fees or expenses they have incurred in pursuing the claims asserted in the Delaware Action. In light of the benefits created for Morgans through the Settlement and the prosecution of the Delaware Action, OTK and Kalisman intend to petition the Court for an award of attorneys’ fees and expenses of approximately $4 million (the “Fee Application”). The Court will determine the amount of any fee and expense award (the “Fee Award”). Morgans has agreed to pay any such Fee Award, subject to any review or modification of the Fee Award on appeal. Morgans believes that Morgans’ Insurers should be responsible for paying any Fee Award approved by the Court.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD?

DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

48. The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before The Honorable J. Travis Laster on July 23, 2014, at 2:00 p.m., at the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801.

49. Any person that owned Morgans common stock as of May 5, 2014, and continues to own such stock through July 23, 2014, the date of the Settlement Hearing, who objects to the Settlement or the application for Delaware Plaintiffs’ Counsel’s fees and expenses, or who otherwise wishes to be heard, may appear in person or through his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no such person shall be heard, and no papers, briefs, pleadings, or other documents submitted by any such person shall be received and considered by the Court unless, no later than July 11, 2014, such person files with the Register in Chancery, Court of Chancery, 500 North King Street, Wilmington, Delaware, 19801, the following: (a) a written and signed notice of intention to appear which states the name, address and telephone number of the objector and, if represented, his, her or its counsel; (b) proof that the objector owned shares of Morgans stock as of May 5, 2014, and continues to hold such shares; and (c) a written detailed statement of the person’s objections to any matter before the Court, and the specific grounds therefor or the reasons why such person desires to appear and to be heard, as well as all documents and writings which such person desires the Court to consider, including any legal and evidentiary support. Any such filings with the Court must also be served upon each of the following counsel (by hand, first class U.S. mail, or express service) such that they are received no later than July 11, 2014:

David J. Margules

Ballard Spahr LLP

919 North Market Street, 11th Floor

Wilmington, Delaware 19801

Michael A. Pittenger

Matthew F. Davis

Potter Anderson & Corroon LLP

1313 North Market Street

Wilmington, Delaware 19899

Bruce Silverstein

Kathaleen St. J. McCormick

Young Conaway Stargatt & Taylor, LLP

Rodney Square

1000 North King Street

Wilmington, Delaware 19801

Collins J. Seitz, Jr.

David E. Ross

Seitz Ross Aronstam & Moritz LLP

100 S. West Street, Suite 400

Wilmington, Delaware 19801

Kenneth J. Nachbar

Shannon E. German

Morris, Nichols, Arsht & Tunell LLP

1201 North Market St.

P.O. Box 1347

Wilmington, Delaware 19899

Stephen B. Brauerman

Vanessa R. Tirandetes

BAYARD, P.A.

222 Delaware Avenue, Suite 900

Wilmington, Delaware 19899

A. Thompson Bayliss

Adam K. Schulman

Abrams & Bayliss LLP

20 Montchanin Road, Suite 200

Wilmington, Delaware 19807

50. Unless the Court otherwise directs, any person who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its right to object and shall be forever barred from raising any objection to the Settlement or the application by OTK and Kalisman for an award of Delaware Plaintiffs’ Counsel’s fees and expenses, or any other matter related to the Settlement, in the Delaware Action or in any other action or proceeding.

CAN I SEE THE COURT FILE?

WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

This Notice does not purport to be a comprehensive description of the Delaware Action, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in the Delaware Action, you may inspect the pleadings, the Stipulation of Settlement, the Orders entered by the Court, and other papers filed in the Delaware Action at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, New Castle County Courthouse, 500 N. King Street, Wilmington, Delaware 19801, during regular business hours of each business day. If you have questions regarding the Settlement, you may write or call OTK’s Counsel: Peter L. Welsh at Ropes & Gray LLP, 800 Boylston Street, Prudential Tower, Boston, MA 02199, telephone: 617-951-7000, or David J. Margules at Ballard Spahr LLP, 919 North Market Street, 11th Flr., Wilmington, Delaware 19801, telephone 302-252-4465.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN CHANCERY

REGARDING THIS NOTICE.

NOTICE TO PERSONS OR ENTITIES

HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS.

51. Brokerage firms, banks, and other persons or entities who are Morgans common stockholders of record, but not beneficial owners, are requested to send this Notice promptly to beneficial owners. Additional copies of this Notice for transmittal to beneficial owners are available by contacting Broadridge Investor Communication Solutions, Inc. (“Broadridge”) at the following address:

Morgans Hotel Group Co. Stockholder Litigation

c/o Broadridge Investor Communication Solutions, Inc.

51 Mercedes Way

Edgewood, NY 11717

Attn: Reorg Dept.

Email: BBTRProxyOps@Broadridge.com

You may also furnish the names and addresses of your beneficial owners in writing to Broadridge at the above address, which will then be responsible for sending the Notice to such beneficial owners.

Dated: May 15, 2014

BY ORDER OF THE COURT:

/s/ Karlis Johnson
Register in Chancery